EXHIBIT 99.2

111 Huntington Avenue

Boston, MA 02199

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh	Marilynn Meek – General Info.
Senior Vice President, Finance	(212) 827-3773
(617) 236-3410

Kathleen DiChiara
Investor Relations Manager
(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES

SECOND QUARTER 2006 RESULTS

Reports diluted FFO per share of $1.10	Reports diluted EPS of $5.24

BOSTON, MA, July 26, 2006 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the second quarter ended June 30, 2006.

Funds from Operations (FFO) for the quarter ended June 30, 2006 were $129.4 million, or $1.14 per share basic and $1.10 per share diluted, after a supplemental adjustment to exclude the loss from early extinguishment of debt associated with the sale of real estate. This compares to FFO for the quarter ended June 30, 2005 of $121.3 million, or $1.10 per share basic and $1.06 per share diluted, after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate. Losses from early extinguishments of debt associated with the sales of real estate totaled $0.24 and $0.09 per share basic and $0.22 and $0.08 per share diluted for the quarters ended June 30, 2006 and 2005, respectively. The weighted average number of basic and diluted shares outstanding totaled 113,993,783 and 120,605,194, respectively, for the quarter ended June 30, 2006 and 110,764,403 and 118,460,257, respectively, for the quarter ended June 30, 2005.

Net income available to common shareholders was $626.0 million for the three months ended June 30, 2006, compared to $165.5 million for the quarter ended June 30, 2005. Net income available to common shareholders per share (EPS) for the quarter ended June 30, 2006 was $5.34 basic and $5.24 on a diluted basis. This compares to EPS for the second quarter of 2005 of $1.46 basic and $1.43 on a diluted basis. EPS includes $4.86 and $0.95, on a diluted basis, related to gains on sales of real estate and discontinued operations for the quarters ended June 30, 2006 and 2005, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended June 30, 2006. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of June 30, 2006, the Company’s portfolio consisted of 124 properties comprising approximately 42.1 million square feet, including four properties under construction and one expansion project totaling 1.3 million square feet. The overall percentage of leased space for the 118 properties in service as of June 30, 2006 was 94.4%.

Significant events of the second quarter include:

On April 1, 2006, the Company placed-in-service 12290 Sunrise Valley, a 182,000 net rentable square foot Class A office property located in Reston, Virginia. The Company has leased 100% of the space.

On April 6, 2006, the Company’s Operating Partnership closed an offering of $400 million in aggregate principal amount of its 3.75% exchangeable senior notes due 2036. On May 2, 2006, the Company’s Operating Partnership closed an additional $50 million aggregate principal amount of the notes as a result of the underwriter’s exercise of its over-allotment option. The notes will be exchangeable into the Company’s common stock at an initial exchange rate, subject to adjustment, of 8.9461 shares per $1,000 principal amount of notes (or an initial exchange price of approximately $111.78 per share of common stock) under the circumstances described in the prospectus supplement filed with the Securities and Exchange Commission on April 3, 2006. Noteholders may require the Operating Partnership to purchase the notes at par initially on May 18, 2013 and, after that date, the notes will be redeemable at par at the option of the Operating Partnership under the circumstances described in the prospectus supplement.

On April 13, 2006, the Company acquired a parcel of land located in Waltham, Massachusetts for a purchase price of $16.0 million.

On May 31, 2006, the Company redeemed the outside members’ equity interests in the limited liability company that owns Citigroup Center for an aggregate redemption price of $100 million, with $50 million paid at closing and $25 million to be paid on each of the first and second anniversaries of the closing or, if earlier, in connection with a sale of Citigroup Center. In addition, the parties terminated the existing tax protection agreement.

On June 5, 2006, the Company repaid the mortgage loan collateralized by its 191 Spring Street property located in Lexington, Massachusetts totaling approximately $17.9 million using available cash. There was no prepayment penalty associated with the repayment. The mortgage loan bore interest at a fixed rate of 8.50% per annum and was scheduled to mature on September 1, 2006.

On June 6, 2006, the Company completed the sale of 280 Park Avenue, a Class A office property of approximately 1,179,000 net rentable square feet located in midtown Manhattan, for approximately $1.2 billion in cash. Net cash proceeds were approximately $850 million, after legal defeasance of indebtedness secured by the property (consisting of approximately $254.4 million of principal indebtedness and approximately $28.2 million of related defeasance costs) and the payment of transfer taxes, broker’s fees, revenue support payments and other customary closing costs. As part of the transaction, the buyer has engaged the Company as the property manager and leasing agent for 280 Park Avenue for a one-year term that renews automatically.

On June 30, 2006, the Company acquired 303 Almaden Boulevard, a Class A office property with approximately 157,000 net rentable square feet located in San Jose, California, at a purchase price of approximately $45.2 million. The acquisition was financed with available cash.

EPS and FFO per Share Guidance:

The Company’s guidance for the third quarter and full year 2006 for EPS (diluted), FFO per share (diluted) and FFO per share (diluted) after a supplemental adjustment is set forth and reconciled below.

	Third Quarter 2006			Full Year 2006
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.59	-	$0.61	$7.04	-	$7.08
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.48	-	0.48	1.95	-	1.95
Less:
Projected Company Share of Gains on Sales of Real Estate	—	-	—	4.91	-	4.91
Projected FFO per Share (diluted)	$1.07	-	$1.09	$4.08	-	$4.12
Add:
Projected Company Share of Loss from Early Extinguishment of Debt Associated with the Sale of Real Estate	—	-	—	0.22	-	0.22
Projected FFO per Share (diluted) after a supplemental adjustment to exclude Loss from Early Extinguishment of Debt Associated with the Sale of Real Estate	$1.07	-	$1.09	$4.30	-	$4.34

Except as otherwise noted above, the foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. The estimates do not include possible future gains or losses or the impact on operating results from possible future property acquisitions or dispositions. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

The foregoing estimates also include FFO after a supplemental adjustment to exclude the loss from early extinguishment of debt associated with the sale of real estate. This loss from early extinguishment of debt is incurred when the sale of real estate encumbered by debt requires the

Company to pay the extinguishment costs prior to the debt’s stated maturity and to write-off unamortized loan costs at the date of the extinguishment. Such costs are excluded from the gains on sales of real estate reported in accordance with GAAP. However, the Company views the losses from early extinguishments of debt associated with the sales of real estate as an incremental cost of the sale transactions because the Company extinguished the debt in connection with the consummation of the sale transactions and the Company had no intent to extinguish the debt absent such transactions. The Company believes that this supplemental adjustment more appropriately reflects the results of its operations exclusive of the impact of its sale transactions.

Boston Properties will host a conference call tomorrow, July 27, 2006 at 10:00 AM (Eastern Time), open to the general public, to discuss the second quarter 2006 results, the 2006 projections and related assumptions, and other related matters. The number to call for this interactive teleconference is (800) 240-5318. A replay of the conference call will be available through August 3, 2006 by dialing (800) 405-2236 and entering the passcode 11065141, or as a podcast on the Company’s website, www.bostonproperties.com, shortly after the call. An audio-webcast will also be archived and may be accessed in the Investor Relations section of the Company’s website under the heading Events & Webcasts.

Additionally, a copy of Boston Properties’ second quarter 2006 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and also includes two hotels. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing (including the impact of interest rates on our hedging program), the effects of local economic and market conditions, the effects of acquisitions and dispositions, including possible impairment charges, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the third quarter and full fiscal year 2006.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$277,155	$277,359	$553,553	$556,107
Recoveries from tenants	45,506	41,836	92,699	85,173
Parking and other	14,219	14,121	28,048	28,046

Total rental revenue	336,880	333,316	674,300	669,326
Hotel revenue	19,674	17,566	32,017	29,662
Development and management services	5,230	4,137	9,606	8,673
Interest and other	8,565	2,916	10,530	4,547

Total revenue	370,349	357,935	726,453	712,208

Expenses
Operating:
Rental	110,232	106,455	222,846	214,939
Hotel	12,770	12,495	24,247	23,304
General and administrative	15,796	14,252	30,438	29,065
Interest	78,449	78,233	153,266	157,587
Depreciation and amortization	67,912	67,026	134,759	134,822
Losses from early extinguishments of debt	31,457	12,896	31,924	12,896

Total expenses	316,616	291,357	597,480	572,613

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	53,733	66,578	128,973	139,595
Minority interest in property partnership	777	1,472	2,013	3,124
Income from unconsolidated joint ventures	1,677	847	2,967	2,182

Income before minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	56,187	68,897	133,953	144,901
Minority interest in Operating Partnership	(11,758)	(14,596)	(27,193)	(30,282)

Income before gains on sales of real estate and discontinued operations	44,429	54,301	106,760	114,619
Gains on sales of real estate, net of minority interest	581,604	102,073	586,145	103,281

Income before discontinued operations	626,033	156,374	692,905	217,900
Discontinued operations:
Income from discontinued operations, net of minority interest	—	727	—	435
Gains on sales of real estate from discontinued operations, net of minority interest	—	8,389	—	8,389

Net income available to common shareholders	$626,033	$165,490	$692,905	$226,724

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$5.34	$1.38	$5.96	$1.94
Discontinued operations, net of minority interest	—	0.08	—	0.08

Net income available to common shareholders	$5.34	$1.46	$5.96	$2.02

Weighted average number of common shares outstanding	113,994	110,764	113,255	110,477

Diluted earnings per common share:
Income available to common shareholders before discontinued operations	$5.24	$1.35	$5.83	$1.90
Discontinued operations, net of minority interest	—	0.08	—	0.08

Net income available to common shareholders	$5.24	$1.43	$5.83	$1.98

Weighted average number of common and common equivalent shares outstanding	116,176	113,103	115,669	112,740

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2006	December 31, 2005
	(in thousands, except for share amounts)
	(unaudited)
ASSETS

Real estate	$8,698,493	$8,724,954
Construction in progress	78,926	177,576
Land held for future development	222,519	248,645
Less: accumulated depreciation	(1,314,472)	(1,265,073)

Total real estate	7,685,466	7,886,102

Cash and cash equivalents	370,396	261,496
Cash held in escrows	894,244	25,618
Tenant and other receivables, net of allowance for doubtful accounts of $2,556 and $2,519, respectively	35,814	52,668
Accrued rental income, net of allowance of $1,008 and $2,638, respectively	298,306	302,356
Deferred charges, net	250,154	242,660
Prepaid expenses and other assets	79,174	41,261
Investments in unconsolidated joint ventures	96,962	90,207

Total assets	$9,710,516	$8,902,368

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgage notes payable	$2,912,135	$3,297,192
Unsecured senior notes, net of discount	1,471,266	1,471,062
Unsecured exchangeable senior notes	450,000	—
Unsecured line of credit	—	58,000
Accounts payable and accrued expenses	90,390	109,823
Dividends and distributions payable	95,839	107,643
Accrued interest payable	50,175	47,911
Other liabilities	246,042	154,123

Total liabilities	5,315,847	5,245,754

Commitments and contingencies	—	—

Minority interests	824,924	739,268

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 114,298,348 and 112,621,162 shares issued and 114,219,448 and 112,542,262 shares outstanding in 2006 and 2005, respectively	1,142	1,125
Additional paid-in capital	2,831,119	2,745,719
Earnings in excess of dividends	720,623	182,105
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive income (loss)	19,583	(8,881)

Total stockholders’ equity	3,569,745	2,917,346

Total liabilities and stockholders’ equity	$9,710,516	$8,902,368

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
	(in thousands, except for per share amounts)
	(unaudited)
Net income available to common shareholders	$626,033	$165,490	$692,905	$226,724
Add:
Minority interest in Operating Partnership	11,758	14,596	27,193	30,282
Less:
Minority interest in property partnership	777	1,472	2,013	3,124
Income from unconsolidated joint ventures	1,677	847	2,967	2,182
Gains on sales of real estate, net of minority interest	581,604	102,073	586,145	103,281
Income from discontinued operations, net of minority interest	—	727	—	435
Gains on sales of real estate from discontinued operations, net of minority interest	—	8,389	—	8,389

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	53,733	66,578	128,973	139,595

Add:
Real estate depreciation and amortization (2)	69,773	69,247	138,447	138,787
Income from discontinued operations	—	871	—	520
Income from unconsolidated joint ventures	1,677	847	2,967	2,182
Less:
Minority interest in property partnership’s share of funds from operations	211	106	479	31
Preferred distributions	2,965	3,340	6,075	6,620

Funds from operations (FFO)	122,007	134,097	263,833	274,433

Add:
Losses from early extinguishments of debt associated with the sales of real estate	31,444	11,041	31,444	11,041

Funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	153,451	145,138	295,277	285,474
Less:
Minority interest in the Operating Partnership’s share of funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	24,061	23,829	46,688	46,864

Funds from operations available to common shareholders after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$129,390	$121,309	$248,589	$238,610

Our percentage share of funds from operations - basic	84.32%	83.58%	84.19%	83.58%

Weighted average shares outstanding - basic	113,994	110,764	113,255	110,477

FFO per share basic after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.14	$1.10	$2.19	$2.16

FFO per share basic	$0.90	$1.01	$1.96	$2.08

Weighted average shares outstanding - diluted	120,605	118,460	120,312	118,098

FFO per share diluted after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.10	$1.06	$2.13	$2.09

FFO per share diluted	$0.88	$0.98	$1.91	$2.01

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after a specific and defined supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate. The adjustment to exclude losses from early extinguishments of debt results when the sale of real estate encumbered by debt requires us to pay the extinguishment costs prior to the debt’s stated maturity and to write-off unamortized loan costs at the date of the extinguishment. Such costs are excluded from the gains on sales of real estate reported in accordance with GAAP. However, we view the losses from early extinguishments of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that this supplemental adjustment more appropriately reflects the results of our operations exclusive of the impact of our sale transactions.

Although our FFO as adjusted clearly differs from NAREIT’s definition of FFO, and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that, by excluding the effects of the losses from early extinguishments of debt associated with the sales of real estate, management and investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.

Neither FFO nor FFO as adjusted should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. Neither FFO nor FFO as adjusted represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $67,912, $67,026, $134,759 and $134,822, our share of unconsolidated joint venture real estate depreciation and amortization of $2,280, $2,394, $4,584 and $4,192 and depreciation and amortization from discontinued operations of $0, $193, $0 and $559, less corporate related depreciation and amortization of $419, $366, $896 and $786 for the three months and six months ended June 30, 2006 and 2005, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2006	December 31, 2005
Greater Boston	93.0%	89.9%
Greater Washington, D.C.	96.7%	97.2%
Midtown Manhattan	99.7%	98.3%
Princeton/East Brunswick, NJ	86.5%	86.9%
Greater San Francisco	88.6%	90.8%

Total Portfolio	94.4%	93.8%

	% Leased by Type
	June 30, 2006	December 31, 2005
Class A Office Portfolio	94.2%	93.7%
Office/Technical Portfolio	97.9%	97.6%

Total Portfolio	94.4%	93.8%